EXHIBIT 32.1
STATEMENT REQUIRED BY 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT
TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of BlueSky Systems, Corp. (the "Company") for the three months ended March 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Duane Bennett, Chief Executive Officer and Chief Financial Officer of the Company, certify that:

  *   the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  *   information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Duane Bennett
President, Chief Executive Officer,
Chief Financial Officer, Controller

May 15, 2008

This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by us for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

* We plan to evaluate properties not listed for sale because of the potential benefit of acquiring a property in a particular location at a lower cost by not having to pay realtor commissions or other costs and fees associated with purchasing properties only listed for sale with realtors.